UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2021

THRYV HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35895	13-2740040
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2200 West Airfield Drive
P.O. Box 619810
DFW Airport, Texas 75231
(Address of Principal Executive Offices, including Zip Code)

(972) 453-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THRY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on June 9, 2021, the stockholders elected three Class I directors to the Board of Directors (the “Board”) of Thryv Holdings, Inc. (the “Company”) and voted upon the proposals contained within the Company’s Proxy Statement dated April 28, 2021.

The Board nominees were elected with the following vote, each to serve a three-year term expiring at the 2024 annual meeting of stockholders and until such director’s successor is duly elected and qualified:

Nominees	FOR	WITHHELD
Amer Akhtar	25,912,175	16,692
Bonnie Kintzer	25,913,178	15,689
Lauren Vaccarello	25,812,246	116,621

The stockholders voted on the following proposals and cast their votes as described below:

1.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

FOR	AGAINST	ABSTAIN
26,941,215	4,936	1,412

2.	Advisory vote to approve named executive officer compensation.

FOR	AGAINST	ABSTAIN
25,895,815	26,742	6,310

3.	Advisory vote to select whether future advisory votes on the compensation paid by us to our named executive officers should be held every one, two, or three years.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
25,923,212	3,096	1,119	1,440

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2021	THRYV HOLDINGS, INC.

	By:	/s/ Paul D. Rouse
	Name:	Paul D. Rouse
	Title:	Chief Financial Officer, Executive Vice President and Treasurer